Exhibit 21.1

                              LIST OF SUBSIDIARIES


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                              State of         Names under which Subsidiary does
Name of Subsidiary:           Incorporation:   Business:
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Maglio-Accufacts Pre-                          Maglio-Accufacts Pre-Employment
Employment Screening, Inc.    Delaware         Screening, Inc.
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